Exhibit 99.1

ISLE OF CAPRI CASINOS, INC.

RETIREMENT AGREEMENT

THIS RETIREMENT AGREEMENT (the “Agreement”) is made by and between Isle of Capri Casinos, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Allan B. Solomon, presently serving as its Executive Vice President (“Executive”).

1.             Retirement Date.  Executive hereby retires from service with the Company and its subsidiaries and affiliates, whether in his capacity as an employee, officer and director thereof, such retirement to be effective as of October 31, 2008 (Executive’s “Retirement Date”).  Executive agrees that he shall take such further actions and sign such additional documents as the Company may reasonably request to effectuate such retirement.

2.             Executive’s Employment and Other Agreements.  Executive acknowledges that as of his Retirement Date, this Agreement shall supersede and extinguish the obligations of the Company set forth in that certain Employment Agreement dated January 1, 2002, by and between the Company and Executive (his “Employment Agreement”), including, but not limited to, those obligations concerning termination payments set forth in section 3 thereof.

Executive acknowledges and agrees that the covenants and limitations related to confidential information, non-competition and non-solicitation set forth in section 5 of his Employment Agreement shall survive his retirement and shall continue in force and effect in accordance with their terms.

3.             Waiver and Release.  Executive acknowledges that the Company’s obligation to pay or provide the payments and benefits described in paragraphs 4c, 4d, and 5 hereof is contingent upon Executive’s execution and delivery of a Waiver and Release in the form attached hereto as Exhibit A at the time requested by the Company.  If Executive fails to timely execute and deliver such Waiver and Release, the Company shall have no obligation to pay or provide such payments and benefits.

4.             Specified Payments. Notwithstanding any provision of any separate plan, policy, program or agreement to the contrary, Executive shall receive the following cash payments in the form of a single-sum on January 5, 2009:

a.	The balance credited to Executive as of such date under the Company’s 2005 Deferred Compensation Plan;

b.	The balance credited to Executive as of such date under the Company’s Deferred Bonus Plan, which amount shall be fully vested as of Executive’s Retirement Date;

c.

In lieu of the salary continuation otherwise provided under Executive’s Employment Agreement and subject to the terms of the Waiver and Release attached hereto as Exhibit A, an amount equal to $410,000, representing Executive’s annualized base compensation as of his Retirement Date; and

d.

In lieu of the continuation of certain life insurance benefits otherwise provided under Executive’s Employment Agreement and subject to the terms of the Waiver and Release attached hereto as Exhibit A, an amount equal to $60,000.

The parties agree that to the extent any amount payable hereunder is deemed “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the provision of this paragraph 4 are intended to constitute a transitional payment election within the meaning of IRS Notice 2005-1 (Q&A-19(c)), as the same has been modified from time to time, and to provide for payment of those amounts described above at a specified time in accordance with the provisions of Code Section 409A(a)(2)(iv).

5.             Benefit Continuation.  The Company shall pay or provide to Executive:

a.             Continuation coverage, solely at the Company’s expense, under the Company’s dental, vision, and medical plans during the 14-month period following Executive’s Retirement Date, such coverage to be provided to Executive and his eligible dependents enrolled in such plans as of the date hereof; provided that such coverage shall be effected as follows: (i) the Company shall remit to Executive a monthly cash payment in the amount of the premium attributable to such coverage, determined in accordance with Code Section 4980B, and (ii) the Executive shall remit to such plans (or their designees) the amount of the premium due with respect to such coverage, as determined under Code Section 4980B; and

b.             Continuation of coverage under the Company’s medical expense reimbursement plan during the 14-month period following Executive’s Retirement Date, subject to the terms and conditions of such plan in effect as of such date and using $410,000 as Executive’s annual compensation for purposes of determining the maximum amount of reimbursement under the plan.

After the expiration of the 14-month periods described herein, Executive and his eligible dependants, at Executive’s sole expense, may elect continuation coverage under the Company’s dental, vision and medical plans in accordance with and for the period or periods prescribed under Code Section 4980B.  Executive further agrees that he will execute such additional documents and elections as the Company may reasonably request, from time to time, for the purpose of effectuating the coverage described herein.

6.             Additional Compensation.  In addition to the foregoing payments and benefits, not later than 5 days after Executive’s Retirement Date, Executive shall be paid for one week of earned but unused vacation and personal leave, which Executive acknowledges is satisfaction in full of the Company’s obligation to pay earned but unused vacation, personal leave and accrued wages.

7.             Long-Term Incentives.  Long-term incentives granted or awarded to Executive under the Company’s 1993 Long-Term Stock Incentive Plan and the 2000 Long-Term Stock Incentive Plan (collectively, the “Incentive Plans”) shall be subject to the following:

a.             The 3,787 shares of restricted stock issued to Executive in exchange for his tender of certain options granted to him under the Incentive Plans in accordance with the terms of the Company’s Offer to Exchange Restricted Stock or Cash for Certain Outstanding Options dated September 5, 2008, as amended, shall be fully vested and shall be deemed free of any restriction on transfer or other limitations as of Executive’s Retirement Date; such shares shall be made available to Executive as of such date.

b.             Any options granted to Executive under the Incentive Plans that remain outstanding as of his Retirement Date shall be fully vested as of such date and shall be and remain exercisable until their expiration, such period determined in accordance with the individual agreements evidencing such grants.  In the event of Executive’s death, such options shall be and remain exercisable by his estate or heirs, as the case may be, during the period or periods determined hereunder.

8.             Other Benefits.  Except as expressly provided herein, this Agreement is not intended to affect or restrict in any manner Executive’s rights and benefits under the employee benefit plans generally maintained by the Company and its affiliates for the benefit of their employees; provided, however, that Executive shall not be entitled to receive any severance or similar amount payable on account of his separation from service from any such plan, policy or arrangement.

9.             Assistance and Cooperation.  Executive agrees he will furnish such information and proper assistance as may be reasonably necessary in connection with any administrative agency claim, charge or complaint and/or any litigation in which the Company is or may become involved.  The Company shall pay Executive’s direct expenses incurred thereunder.  If Executive’s assistance requires substantial time or is likely to result in Executive’s material loss of income, Company agrees to compensate Executive for time expended, at such rate as may reasonably be agreed to by the parties hereto.

10.           Indemnification.  The Company shall continue to cover Executive under its directors and officers liability insurance and legal liability insurance while legal liability exists.  The Company shall indemnify, defend and hold Executive harmless to the fullest extent permitted by law with regard to Executive’s actions or inactions in the performance of Executive’s duties as an officer and/or employee of the Company and/or its affiliates or as a fiduciary of any benefit plan of the Company and its affiliates.

11.           Amendment.  This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

12.           Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

13.           Notices.  All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:	To Executive:
Isle of Capri Casinos, Inc.	Last address on file
600 Emerson Rd.	with the Company
St. Louis, MO 63141
Attn:	Senior Vice President
Human Resources

All such notices shall be conclusively deemed to be received and shall be effective, (a) if sent by hand delivery, upon receipt, (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, or (c) if sent by registered or certified mail, on the fifth day on which such notice is mailed.

14.           Tax Withholding.  The Company may withhold from any benefit or amount payable under this Agreement all income and employment taxes that it reasonably determines are required to be withheld pursuant to any law or governmental regulation or ruling.

15.           Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in whole or in part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

16.           Governing Law.  This Agreement will be construed and enforced in accordance with the internal laws of the State of Missouri applicable to contracts made to be performed wholly within such state.

17.           Entire Agreement.  This Agreement sets forth the entire agreement between the parties hereto and, except as expressly set forth herein, fully supersedes any prior agreements or understandings between the parties, whether orally or in writing, related to the subject matter hereof.  Executive acknowledges that he has not relied upon any representations, promises or agreements of any kind made to him in connection with the execution of this Agreement, except as set forth herein.

18.           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company, including it’s successors and assigns. The Company may assign this Agreement and its obligations hereunder in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.  This Agreement shall inure to the benefit of Executive; in the event of Executive’s death, any amount due hereunder shall be paid by the Company to Executive’s estate at the time or times prescribed herein. This Agreement shall not be assignable by Executive.

19.           Time of Payment.  Executive acknowledges and agrees that as of his Retirement Date he will be characterized as a “specified employee” of the Company within the meaning of Code Section 409A.  If and to the extent any deferred compensation shall be payable by the Company to Executive on account of his separation from service (as determined in accordance with Code Section 409A), the Company shall provide notice to Executive and, unless Executive otherwise objects, such payment, if any, shall be delayed until the first business day of the seventh calendar month following such separation.  To the extent any payment is postponed hereunder, the principal amount of such payment shall be made as provided herein, without interest or liability for investment opportunity.

THIS RETIREMENT AGREEMENT shall be executed in multiple counterparts as of the dates set forth below, each of which shall be deemed an original, to be effective as of the date or dates described above.

ISLE OF CAPRI CASINOS, INC.:		EXECUTIVE:

By:	/s/ Edmund L. Quatmann, Jr.	/s/ Allan B. Solomon
Name: Edmund L. Quatmann, Jr.
Its: Senior Vice President and General Counsel		Allan B. Solomon
Date: October 31, 2008		Date: October 31, 2008

ISLE OF CAPRI CASINOS, INC.

WAVIER AND RELEASE

EXHIBIT A

Name of Employee:  Allan B. Solomon

Date of this Waiver and Release:                  , 2008

1.             General.  I understand that in return for my release of claims and my promise not to sue, both described in section 2 of this Waiver and Release, I am entitled to receive the payments and benefits described in paragraphs 4c, 4d, and 5 of that certain Retirement Agreement by and between Isle of Capri Casinos, Inc. (the “Company”) and me dated October 31, 2008 (my “Retirement Agreement”) (my “Release Consideration”).  I acknowledge that my Release Consideration is in addition to any amount that is owed to me for the services that I have performed for my Employer and any other amount that is otherwise due to me from my Employer.  I further acknowledge that I will receive the Release Consideration only if I sign this Waiver and Release, which consideration shall be payable to me at the time determined in accordance with section 6 hereof.  As used in this Waiver and Release, the term “Employer” shall mean the Company and any parent, subsidiary or other affiliate of the Company, regardless of its form of organization.

2.             Release.  In return for the Release Consideration, I release my Employer, including its parents, subsidiaries, affiliates, related companies or entities, employee benefit plans and the directors, officers, employees, agents, administrators and other persons acting on behalf of each of them, together with their predecessors, successors and assignees (collectively, the “Released Parties”) from all liabilities, demands, claims, actions, causes of action, and suits of whatsoever nature that I have or may have against the Released Parties arising from or in any way related to my employment with my Employer and the termination thereof, whether known or unknown to me, or suspected or unsuspected, that I have or may have individually or as a member of any class.  I also release the Released Parties from any and all liabilities, demands, claims or suits that I may have against any of the Released Parties arising from any act occurring prior to the execution of this Waiver and Release, whether known or unknown to me, or suspected or unsuspected, that I have or may have individually or as a member of any class.

Subject to section 5e hereof, I further agree that I will not sue the Released Parties asserting any claim I have or may have relating to my employment with the Employer or the Released Parties or the termination thereof.

3.             Further Limitations.  Notwithstanding section 2 hereof, this Waiver and Release does not release any claim that I may have (a) for continuation of health care coverage under COBRA, (b) for benefits arising from any qualified employee pension benefit plan or employee welfare benefit plan in which I was a participant during my employment, and (c) for any rights arising under my Retirement Agreement, this Waiver and Release or that certain Consulting Agreement dated as of November 1, 2008, by and between the Company and me.

Without limiting the generality of section 2 hereof, it is expressly acknowledged that this Waiver and Release does apply to and does release any claim that I may have for discrimination or retaliation under any state workers’ compensation act or other state law prohibiting discrimination or retaliatory discharge, the Age Discrimination in Employment Act, and/or the Older Workers’ Benefit Protection Act, and/or any other claim that I might assert for unlawful discharge or discrimination for exercising any right under any benefit plan of the Employer.

4.             Interpretation; Entire Agreement.  If and to the extent that I have had any questions in connection with this Waiver and Release, I have had the opportunity to seek clarification about its meaning from representatives of the Employer.  I understand that no one, other than an authorized officer of the Employer, can interpret this Waiver and Release on behalf of my Employer, and that no one, except an authorized officer of the Employer, is authorized to vary the terms of this Waiver and Release.  I acknowledge that any variance of the terms and conditions set forth herein must be made, in writing, and signed by an authorized officer of the Company to be effective.

When I execute this release, I am affirming that I have not relied on any statements, representations, promises, or agreements of any kind, other than those specifically written in this Waiver and Release or expressly set forth in an amendment hereto.  Except to the extent set forth in my Retirement Agreement, this Waiver and Release sets forth the entire agreement between the parties and supersedes any and all prior agreements or understandings, written or oral, pertaining to the payment of my Release Consideration  and my release of claims.

5.             Acknowledgment.  In connection with my Waiver and Release:

a.             I acknowledge that I have been given a full and fair opportunity to review this Waiver and Release;

b.             I understand that I have been given up to 21 days (measured from the date of this Waiver and Release, above) to consider whether to accept the Release Consideration in return for providing a release to my Employer and the Released Parties; if I have made the decision to sign this Waiver and Release before the expiration of 21 days, I acknowledge that the decision was knowing and voluntary and was not induced by my Employer; I understand that if I return this Waiver and Release before the end of the 21-day period, I will be deemed to waive the remainder of the period and that any changes made to this Waiver and Release will not extend the 21-day period;

c.             I have carefully read and fully understand all of the provisions of this Waiver and Release, and I have signed the Waiver and Release voluntarily and knowing that I have given a release to the Released Parties that will prevent me from suing my Employer or the Released Parties;

d.             My Employer has specifically advised me to consult with an attorney of my choice before executing this Waiver and Release, and I have had the opportunity to do so;

e.             I understand that nothing in this Waiver and Release shall be construed to prohibit me from participating in any investigation or proceeding by the Equal Employment Opportunity Commission or any similar Federal or state administrative or regulatory body; and

f.              I have retained a copy of this Waiver and Release for my records.

6.             Revocation; Payment.  I understand that I may revoke my acceptance of this Waiver and Release at any time within seven days after I execute it by sending written notice of my revocation to the Employer by certified mail, return receipt requested, addressed to Isle of Capri Casinos, Inc., Attention: R. Ronald Burgess, 600 Emerson Drive, Suite 300, St. Louis, MO  63141.  I further understand that if I do not revoke this Agreement within seven days following its execution (excluding the date of execution), it will become effective, binding, and enforceable on the next following day.

2

I understand that the payment or provision of my Release Consideration shall be made or commence as of January 5, 2009, provided this Waiver and Release is irrevocable as of such date.  Notwithstanding the foregoing, the Company agrees that any benefits comprising a part of my Release Consideration shall be made effective retroactive to my Retirement Date.

7.             Construction.  This Waiver and Release shall be interpreted and applied in accordance with applicable provisions of Federal law, including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.  To the extent that Federal law does not apply, this Waiver and Release shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the conflict of laws provisions thereof.

8.             Dispute Resolution.  In the event that any dispute arises in connection with, relating to, or concerning this Waiver and Release, or in the event of any claim for breach or violation of any provision of this Waiver and Release, I acknowledge that such dispute shall be governed by and subject to the provisions of paragraph 6(c) of my Employment Agreement, which are incorporated herein by this reference and which survive the termination of my employment and remain enforceable in accordance with their terms.

9.             No Admission.  I understand that this Waiver and Release does not constitute an admission of liability by my Employer.

Executive
Date: , 2008

Return this Waiver and Release to:

Isle of Capri Casinos, Inc.

Attention: R. Ronald Burgess

600 Emerson Drive, Suite 300

St. Louis, MO  63141

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